Exhibit 32.1

CERTIFICATION
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

     Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of Title 18, United States Code), each of the undersigned officers of The Goodyear Tire & Rubber Company, an Ohio corporation (the “Company”), hereby certifies with respect to the Quarterly Report on Form 10-Q/A of the Company for the quarter ended September 30, 2004 as filed with the Securities and Exchange Commission (the “10-Q/A Report”) that to his knowledge:

(1)	the 10-Q/A Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the 10-Q/A Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 28, 2005	/s/ Robert J. Keegan
Robert J. Keegan
President and Chief Executive Officer
of
The Goodyear Tire & Rubber Company

Dated: April 28, 2005	/s/ Richard J. Kramer
Richard J. Kramer
Executive Vice President and Chief Financial Officer
of
The Goodyear Tire & Rubber Company